Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus
Chief Financial Officer
(203) 661-1926, ext. 6668

Tyler P. Schuessler
Vice President, Organizational Development
& Investor Relations
(203) 661-1926, ext. 6643

BLYTH, INC. UPDATES FISCAL YEAR 2009 RESULTS WITH
NO CHANGE TO NORMALIZED EARNINGS
Higher E.P.S. Than Previously Reported Due to Tax Adjustment

GREENWICH, CT, USA, April 13, 2009: Blyth, Inc. (NYSE: BTH), a leading designer and marketer of home fragrance and home décor products, today announced that it has updated its fiscal year 2009 results, announced on Friday April 3, 2009, to reflect the impact of a $3.6 million, or $0.40 per share, favorable tax adjustment to the Company’s previously reported fourth quarter and full year earnings. This favorable tax adjustment was non-operating related and had no impact on the Company’s cash position.

Fourth quarter Net Income was increased by $3.6 million and includes $2.7 million of the favorable tax adjustment that was related to the third quarter impairment of intangible assets.  The revised Diluted Earnings per Share for the fourth quarter were $1.49 this year compared to a loss of $1.12 last year.  Excluding the impact of goodwill and other intangibles impairment charges in both years, as well as restructuring charges related to Blyth HomeScents International (BHI) for the current year and BHI’s prior year losses, fourth quarter Earnings per Share remain unchanged from those previously reported at $1.42 this year versus $3.84 last year.

Net Loss for the full year reflecting the $3.6 million favorable adjustment was $15.5 million compared to Net Income of $11.1 million last year.  The revised Diluted Earnings per Share were a loss of $1.73 compared to income of $1.14 last year.  Included in this year’s results are goodwill and other intangibles impairment charges of $48.8 million pre-tax, equating to $38.5 million after tax, or $4.29 per share.  Also included in this year are costs totaling $1.9 million pre-tax, equating to $1.2 million after tax or $0.13 per share, associated with restructuring charges in the Wholesale segment and a charge of $5.2 million (pre-tax and after tax), or $0.58 per share, in the first quarter related to the write-off of the Company’s investment in RedEnvelope. Included in last year’s results were the aforementioned goodwill and other intangibles impairment charges of $49.2 million pre-tax, equating to $42.7 million after tax, or $4.38 per share.  Also included last year were losses and restructuring charges related to BHI totaling $17.2 million pre-tax, equating to $11.2 million after tax, or $1.15 per share.  Excluding these impairment and restructuring charges, Earnings per Share for the year remain unchanged from those previously reported and would have been $3.28 this year and $6.67 last year.

In an effort to assist the reader, a summary reconciliation of Generally Accepted Accounting Principles (GAAP) earnings and earnings per share to Non-GAAP earnings and earnings per share is presented in the attached table. This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a Home Expressions company that markets an extensive array of home fragrance products, decorative accessories, seasonal decorations and household convenience items.  The Company sells its products through multiple channels of distribution, including the home party plan method of direct selling and one-on-one direct selling, as well as through the wholesale and catalog and Internet channels.  Blyth also markets tabletop lighting and chafing fuel for the Away From Home or foodservice trade.  The Company manufactures most of its candles and chafing fuel and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite®, Two Sisters Gourmet® and ViSalus Sciences® brands, to retailers in the premium and specialty retail channels under the Colonial Candle®, CBK® and Seasons of Cannon Falls® brands, to retailers in the mass retail channel under the  Sterno® brand, to consumers in the catalog and Internet channel under the As We Change®, Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace®, Easy Comforts® and Boca Java® brands, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite® brand.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events) and other factors described in this press release and in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008.
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BLYTH, INC.
Consolidated Statements of Earnings (Loss)
(In thousands except per share data)
(Unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended January 31,	Ended January 31,	Ended January 31,	Ended January 31,
	2009	2008	2009	2008

Net sales	$313,354	$373,843	$1,050,793	$1,164,950
Cost of goods sold	135,826	165,611	473,577	549,479
Gross profit	177,528	208,232	577,216	615,471
Selling	118,455	132,194	400,658	405,316
Administrative and other	30,760	30,739	123,779	130,090
Goodwill and other intangible impairments	2,900	49,178	48,751	49,178
	152,115	212,111	573,188	584,584
Operating profit (loss)	25,413	(3,879)	4,028	30,887

Other expense (income)
Interest expense	2,582	4,607	10,001	15,540
Interest income	(1,009)	(1,632)	(4,261)	(7,635)
Foreign exchange and other	3,806	923	9,813	1,257
	5,379	3,898	15,553	9,162
Earnings (loss) from continuing operations before
income taxes and minority interest	20,034	(7,777)	(11,525)	21,725
Income tax expense (benefit)	6,740	2,607	3,840	10,547
Earnings (loss) from continuing operations before minority interest	13,294	(10,384)	(15,365)	11,178
Minority interest	27	25	115	106
Net earnings (loss)	$13,267	$(10,409)	$(15,480)	$11,072

Basic:
Net earnings (loss) per common share	$1.49	$(1.13)	$(1.73)	$1.15
Weighted average number of shares outstanding	8,903	9,205	8,971	9,648

Diluted:
Net earnings (loss) per common share	$1.49	$(1.12)	$(1.73)	$1.14
Weighted average number of shares outstanding	8,917	9,283	8,971	9,732

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2009	January 31, 2008
Assets
Cash and Cash Equivalents	$146,424	$163,021
Short Term Investments	-	30,375
Accounts Receivable, Net	29,525	35,054
Inventories	137,087	132,585
Property, Plant & Equipment, Net	120,354	140,021
Other Assets	140,713	166,366
	$574,103	$667,422
	-
Liabilities and Stockholders' Equity	-
Bank Debt	$8,542	$9,438
Bond Debt	137,189	149,377
Other Liabilities	179,874	209,539
Stockholders' Equity	248,498	299,068
	$574,103	$667,422

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss) Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	January 31, 2009		January 31, 2008
	Dollars	EPS	Dollars	EPS

Non-GAAP normalized earnings	$12,694	$1.42	$35,674	$3.84

Non-GAAP Adjustments:

Goodwill and other intangibles impairment (1)	853	0.10	(42,667)	(4.60)

BHI loss from operation, loss on sale of business and restructuring	(280)	(0.03)	(3,416)	(0.37)

GAAP net earnings	$13,267	$1.49	$(10,409)	$(1.12)

(1) This Non-GAAP adjustment reflects a favorable tax adjustment recorded on the impairment of Intangible assets of $3.6 million or $.41 per share, of which $2.7 million relates to an impairment charge taken in the third quarter of fiscal year 2009.

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

The sum of the individual amounts does not necessarily equal to the totals due to rounding.

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss) Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Twelve Months Ended		Twelve Months Ended
	January 31, 2009		January 31, 2008
	Dollars	EPS	Dollars	EPS

Non-GAAP normalized earnings	$29,377	$3.28	$64,909	$6.67

Non-GAAP Adjustments:

Goodwill and other intangibles impairment (1)	(38,475)	(4.29)	(42,667)	(4.38)

BHI loss from operation, loss on sale of business and restructuring	(1,196)	(0.13)	(11,170)	(1.15)

Write-off of RedEnvelope investment	(5,186)	(0.58)	-	-

GAAP net earnings	$(15,480)	$(1.73)	$11,072	$1.14

(1) This Non-GAAP adjustment reflects an additional tax adjustment recorded on the impairment of Intangible assets of $3.6 million or $.40 per share, of which $2.7 million relates to an impairment charge taken in the third quarter of fiscal year 2009.

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

The sum of the individual amounts does not necessarily equal to the totals due to rounding.